              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer AMT-Free Municipals:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
AMT-Free Municipals,  of our report dated September 14, 2006 (except for Notes 3 and 9, for which the date is February 20,  2007),  included in the  Statement of
Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings  "Financial  Highlights"  appearing in
the  Prospectus,   which  is  also  part  of  such  Registration  Statement  and
"Independent  Registered  Public  Accounting Firm" appearing in the Statement of
Additional Information.

                              KPMG LLP

Denver, Colorado
March 4, 2007